Exhibit 99.3

First Quarter 2016 First Quarter 2016 April 29, 2016 Contact : (email) Steve.Fowle@SeacoastBank.com (phone) 772.463.8977 (web) www.Sea coa stBanking.com

First Quarter 2016 This presentation contains “forward - looking statements” within the meaning of Section 27 A of the Securities Act of 1933 and Section 21 E of the Securities Exchange Act of 1934 , including, without limitation, statements about future financial and operating results, ability to realized deferred tax assets, cost savings, enhanced revenues, economic and seasonal conditions in our markets, and improvements to reported earnings that may be realized from cost controls and for integration of banks that we have acquired, as well as statements with respect to Seacoast’s objectives, expectations and intentions and other statements that are not historical facts . Actual results may differ from those set forth in the forward - looking statements . Forward - looking statements include statements with respect to our beliefs, plans, objectives, goals, expectations, anticipations, estimates and intentions, and involve known and unknown risks, uncertainties and other factors, which may be beyond our control, and which may cause the actual results, performance or achievements of Seacoast to be materially different from future results, performance or achievements expressed or implied by such forward - looking statements . You should not expect us to update any forward - looking statements . You can identify these forward - looking statements through our use of words such as “may,” “will,” “anticipate,” “assume,” “should,” “support”, “indicate,” “would,” “believe,” “contemplate,” “expect,” “estimate,” “continue,” “further”, “point to,” “project,” “could,” “intend” or other similar words and expressions of the future . These forward - looking statements may not be realized due to a variety of factors, including, without limitation : the effects of future economic and market conditions, including seasonality ; governmental monetary and fiscal policies, as well as legislative, tax and regulatory changes ; changes in accounting policies, rules and practices ; the risks of changes in interest rates on the level and composition of deposits, loan demand, liquidity and the values of loan collateral, securities, and interest sensitive assets and liabilities ; interest rate risks, sensitivities and the shape of the yield curve ; the effects of competition from other commercial banks, thrifts, mortgage banking firms, consumer finance companies, credit unions, securities brokerage firms, insurance companies, money market and other mutual funds and other financial institutions operating in our market areas and elsewhere, including institutions operating regionally, nationally and internationally, together with such competitors offering banking products and services by mail, telephone, computer and the Internet ; and the failure of assumptions underlying the establishment of reserves for possible loan losses . The risks of mergers and acquisitions, include, without limitation : unexpected transaction costs, including the costs of integrating operations ; the risks that the businesses will not be integrated successfully or that such integration may be more difficult, time - consuming or costly than expected ; the potential failure to fully or timely realize expected revenues and revenue synergies, including as the result of revenues following the merger being lower than expected ; the risk of deposit and customer attrition ; any changes in deposit mix ; unexpected operating and other costs, which may differ or change from expectations ; the risks of customer and employee loss and business disruption, including, without limitation, as the result of difficulties in maintaining relationships with employees ; increased competitive pressures and solicitations of customers by competitors ; as well as the difficulties and risks inherent with entering new markets . All written or oral forward - looking statements attributable to us are expressly qualified in their entirety by this cautionary notice, including, without limitation, those risks and uncertainties described in our annual report on Form 10 - K for the year ended December 31 , 2015 under “Special Cautionary Notice Regarding Forward - Looking Statements” and “Risk Factors”, and otherwise in our SEC reports and filings . Such reports are available upon request from the Company, or from the Securities and Exchange Commission, including through the SEC’s Internet website at http : //www . sec . gov . 2 First Quarter 2016 Cautionary Notice Regarding Forward - Looking Statements

First Quarter 2016 3 Financial Highlights Growth Highlights Q1 2016 Financial and Growth Highlights • Integration of Floridian Financial Group, Inc. was successfully completed in Q1, adding 3,400 households and locations in Orlando and Daytona. • BankFIRST and Grand acquired franchises continue to show strong annualized growth of 7%, surpassing strong Seacoast legacy franchise growth of 4%. • Demand deposits grew 14% (not annualized) during Q1, 7% excluding acquired deposits. Demand deposits represent more than 56% of total deposits and non - interest bearing checking accounts are nearly 33% of total deposits. • Adjusted revenues increased $ 5.9 million or 18% year - over - year to $ 38.9 million . • Net interest margin increased year - over - year and sequentially to 3.68% • Net interest income improved $ 4.5 million or 18 % year - over - year, as organic loan growth was supplemented by successful acquisitions. • Adjusted net income (1) increased 10% to $ 6.8 million, compared to $6.2 million in the first quarter 2015. (1) Non - GAAP measure, excludes merger related charges, branch closure expenses, and other adjustments (See Appendix for reconciliation to GAA P)

First Quarter 2016 4 Agenda • About Seacoast • Earnings Highlights • Balance Sheet Trends • Income Statement Highlights • Earnings Goal – 2016 • Florida Economic Updates • Appendix

First Quarter 2016 Agenda • $4.0B assets bank operating in the nation’s third most - populous state • Strong and growing presence in two of Florida’s most attractive MSAs • Top - ranked community bank in Orlando • Investing in digital transformation, innovative commercial banking delivery • Growth - oriented culture, engaged associate base, strong customer advocacy • Engaged and independent board • Voted a “2015 Best Places To Work” in Orlando • Market Cap: $532 million (4/1/16) Seacoast Bank [NASDAQ: SBCF ] Attractive Geography; Deep Local Roots; Benefiting from Investments in Digital Transformation and Commercial Loan Platform, and Strategic Acquisitions 5 Orlando DMA West Palm Beach DMA Retail Location Commercial Banking Location BMO Harris (14 branches) Converts June 2016

First Quarter 2016 Agenda Investment Thesis Successfully Executing a Differentiated Strategy for Balanced Growth 6 x Reaping benefits of strategic investments in organic growth and digital transformation x Track record of completing value - creating acquisitions in growing markets x Robust risk management and controls yielding consistent, sustainable results x Action - oriented management team, engaged and experienced board that is committed to building shareholder value x Well - positioned to benefit from strong Florida economy Targeting 2016 adjusted diluted EPS of $1.00, up 33% from our 2015 results

First Quarter 2016 Seacoast Is Growing Its Customer Base Both Organically And Via Strategic Acquisitions 7 50 55 60 65 70 75 80 85 90 95 100 Jan-14 Mar-14 May-14 Jul-14 Sep-14 Nov-14 Jan-15 Mar-15 May-15 Jul-15 Sep-15 Nov-15 Jan-16 Mar-16 Total Including Acquisitions Total Excluding Acquisitions Household Growth Up 34%, 9.8% Organically Billions Organic HH Growth of 9.8% Since Jan ‘14 Deposit Growth Up 78%, 18% Organically Loan Growth Up 89%, 22% Organically Thousands Since January 2014… Billions Organic Loan Growth of 22% Since Jan ‘14 $0.5 $1.0 $1.5 $2.0 $2.5 $3.0 Jan-14 Mar-14 May-14 Jul-14 Sep-14 Nov-14 Jan-15 Mar-15 May-15 Jul-15 Sep-15 Nov-15 Jan-16 Mar-16 Total Including Acquisitions Total Excluding Acquisitions Organic Loan Growth of 22% Since Jan ‘14 $0.5 $1.0 $1.5 $2.0 $2.5 $3.0 $3.5 Jan-14 Mar-14 May-14 Jul-14 Sep-14 Nov-14 Jan-15 Mar-15 May-15 Jul-15 Sep-15 Nov-15 Jan-16 Mar-16 Total Including Acquisitions Total Excluding Acquisitions Organic Deposit Growth of 1 8% Since Jan ‘14

First Quarter 2016 Seacoast Is Monetizing Its Customer Base Via Effective Cross Selling… 8 Cross Sell of Loans Up 137% Since YE ‘13 Cross Sell of Deposit Accounts Up 54% Since YE ‘13 878 1,253 2,085 - 500 1,000 1,500 2,000 2,500 3,000 2013 2014 2015 8,677 10,265 13,321 6,000 8,000 10,000 12,000 14,000 16,000 2013 2014 2015 Cross Sell of Debit Cards Up 62% Since YE ‘13 Number of unit sales to existing consumer and small business customers $2.2mm in incremental net interest income 1 $900k+ in incremental revenue 1 $470k+ in incremental revenue 1 9,337 12,089 15,126 6,000 8,000 10,000 12,000 14,000 16,000 18,000 2013 2014 2015 Cross Selling Is A Seacoast Competency Which Drives Incremental Growth 1. Incremental net interest income or revenue based on 2015 growth attributable to cross selling, deposits funds transfer pr ice d at approximately 2%.

First Quarter 2016 …And Seacoast Customers Increasingly Choose Non - Branch * Channels To Conduct Business 9 *Non - branch channels include Seacoast’s 24x7 call center based in Florida, website, online banking, and mobile banking Investments in digital and call center paying off for shareholders Non - branch sales make Seacoast less dependent on branches to drive sales, which is especially important as customers adopt lower cost servicing channels. 5.2% 12.5% 12.2% 18.7% 0% 5% 10% 15% 20% Deposit Accounts Consumer Loans Q1 '15 Q1 '16 % of Unit Sales To Current Customers Completed Outside of Branch Network

First Quarter 2016 50,000 80,000 110,000 140,000 170,000 200,000 230,000 260,000 Jan-14 Apr-14 Jul-14 Oct-14 Jan-15 Apr-15 Jul-15 Oct-15 Jan-16 Apr-16 Jul-16 Oct-16 Jan-17 Apr-17 Jul-17 Oct-17 Teller Transactions Non-Teller Transactions Teller Forecast Non Teller Forecast Non - Branch Servicing Is A Key Component of Our Transformation Strategy 10 81% 19% 0% 20% 40% 60% 80% 100% Basic deposits and withdrawals 81% of All Teller Transactions Are Simple Deposits and/or Withdrawals… …And Seacoast Is Aggressively Moving Routine Transactions to ATMs and Digital Channels. Customer Satisfaction Remains High, Cross Selling Continues To Grow Even As Routine Transactions Shift To Lower Cost Channels Non - Teller to Surpass Teller by Nov ‘17 at Current Pace Over 150k Routine Transactions Serviced via Lower Cost Channels in March ‘16 Seacoast has already shifted routine transactions to lower cost channels, current transactions already surpass the volume of 12 branches combined 155k

First Quarter 2016 Seacoast Conservative Risk Profile Well Positioned for Sustainable Value Creation… 11 43% 79% From $1.21B To $2.17B Average Loan Size - Commercial Total Loan Portfolio Percentage Change Change in Dollars Loan Growth FY ‘11 – ‘15 From $567K To $ 324K Top 10 loan relationships represent 31% of total risk based capital, down by 40% since FY’11 (as of December 15) Strong yet balanced loan growth with prudent CRE exposure , better diversification and granularity

First Quarter 2016 2015 Results Demonstrate the Effectiveness of Seacoast’s Balanced Growth Strategy 12 Organic growth, coupled with strategic M&A, continue to drive financial performance Fully Diluted EPS – Adjusted 1 ROTCE – Adjusted 1 $0.47 $0.75 2014 2015 5.2% 8.3% 2014 2015 Improved 310 bps $100 $142 2014 2015 Improved 42% Improved 60% Revenue (mm) 1. See appendix for definition of non - GAAP metrics

First Quarter 2016 13 Agenda • About Seacoast • Earnings Highlights • Balance Sheet Trends • Income Statement Highlights • Earnings Goal – 2016 • Florida Economic Updates • Appendix

First Quarter 2016 Earnings History 14 (1) Non - GAAP measure, excludes merger related charges, branch closure expenses, and other adjustments (See Appendix for reconciliati on to GAAP) • Net Income of $3.2 million, compared to $5.9 million in Q1 2015 • Adjusted net income (1) of $6.8 million was up $605 thousand or 10% from the prior year and $262 thousand from prior quarter. (Dollars in thousands) First Quarter 2016 Fourth Quarter 2015 Third Quarter 2015 Second Quarter 2015 First Quarter 2015 GAAP Net Income $3,186 $6,036 $4,441 $5,805 $5,859 GAAP Earnings per diluted share $0.09 $0.18 $0.13 $ 0.18 $0.18 Adjusted Net Income (1) $6,782 $6,520 $6,433 $ 6,172 $6,177 Adjusted Pretax, pre - provision income (1) $11,120 $10,913 $11,328 $ 10,815 $10,342 Adjusted Earnings per diluted share (1) $0.19 $0.19 $0.19 $0.19 $ 0.19 Average shares outstanding (000) 35,453 34,395 34,194 33,234 33,136

First Quarter 2016 15 Agenda • About Seacoast • Earnings Highlights • Balance Sheet Trends • Income Statement Highlights • Earnings Goal – 2016 • Florida Economic Updates • Appendix

First Quarter 2016 Loan Growth Momentum Continues 16 $1,854 $1,937 $2,099 $2,156 $2,455 $1,000 $1,200 $1,400 $1,600 $1,800 $2,000 $2,200 $2,400 $2,600 Q1-15 Q2-15 Q3-15 Q4-15 Q1-16 Total Loans Outstanding (in millions) Total loans were $ 2.46 billion at March 31, 2016, up $601 million or 32% from the prior year. Excluding acquired loans, loans increased $208 million or 11% from a year ago.

First Quarter 2016 Deposit Balances Extend Growth Trends 17 Total deposits increased 23% to $3.22 billion from one year ago. Transaction accounts represent 56% of total deposits. $1,428 $1,408 $1,488 $1,589 $1,805 $870 $904 $947 $961 $1,055 $312 $293 $307 $294 $362 $0 $500 $1,000 $1,500 $2,000 $2,500 $3,000 $3,500 Q1-15 Q2-15 Q3-15 Q4-15 Q1-16 Transaction Accounts Savings and Money Market Time Deposits Deposit Balances (in millions) $2,610 $2,605 $2,742 $2,844 56% $3,222

First Quarter 2016 18 Agenda • About Seacoast • Earnings Highlights • Balance Sheet Trends • Income Statement Highlights • Earnings Goal – 2016 • Florida Economic Updates • Appendix

First Quarter 2016 Net Interest Income and Margin 19 $25,834 $25,788 $29,130 $29,216 $30,349 3.62% (1) 3.50% 3.75% 3.67% 3.68% 3.00% 3.20% 3.40% 3.60% 3.80% 4.00% 4.20% $0 $5,000 $10,000 $15,000 $20,000 $25,000 $30,000 $35,000 Q1-15 Q2-15 Q3-15 Q4-15 Q1-16 Net Interest Income and Net Interest Margin* ($ in thousands) • Net interest margin for the quarter increased 6 basis points year – over - year to 3.68%, versus 3.62% in Q1 2015. • Net interest income for the quarter totaled $30.3 million, up $4.5 million or 18% increase from a year ago. *Calculated on a fully taxable equivalent basis using amortized cost. (1) Excess purchase loan fee accretion of approximately 9 - 10 bps in Q1 2015

First Quarter 2016 Non Interest Income 20 $2,002 $2,115 $2,217 $2,229 $2,129 $1,737 $2,033 $1,925 $1,989 $2,217 $1,242 $1,335 $1,385 $1,302 $1,437 $1,088 $1,032 $1,177 $955 $999 $909 $1,272 $1,012 $911 $1,007 $334 $366 $396 $377 $0 $1,000 $2,000 $3,000 $4,000 $5,000 $6,000 $7,000 $8,000 $9,000 $10,000 Q1-15 Q2-15 Q3-15 Q4-15 Q1-16 BOLI Other Income Mortgage Banking Fees Wealth Management Fees Interchange Income Service Charges Non Interest Income (in thousands)* $8,121 $8,082 $7,308 *Non interest income before: securities gains , Q2 - 15 $725,000 gain on participation loans excluded, Q4 - 15 $416,000 gain on ba rgain purchase excluded, and Q1 - 16 $464,000 in BOLI unanticipated income excluded. • Noninterest income excluding security gains and unanticipated BOLI income, totaled $8.2 million for the first quarter , an increase of $858 thousand or 12% from a year ago. • Strong increases in interchange income and deposit service charges, up from the prior year 28% and 6%, respectively, reflect intentional customer analytics - driven cross sell combined with strong household growth. $7,782 $8,166 $330

First Quarter 2016 Non Interest Expense 21 $11,192 $11,814 $13,236 $13,124 $14,526 $2,184 $2,235 $2,279 $2,457 $2,488 $3,251 $3,272 $3,604 $3,678 $3,746 $6,048 $6,376 $6,645 $6,706 $6,507 $0 $5,000 $10,000 $15,000 $20,000 $25,000 $30,000 Q1-15 Q2-15 Q3-15 Q4-15 Q1-16 Other Occupancy / Telephone Data Processing Cost Salaries and Benefits Non Interest Expense (1) (in thousands) $23,697 $25,764 $22,675 • Noninterest expenses increased $6.4 million from Q4 2015. • Excluding merger related charges and other one - time items totaling $5.5 million, adjusted noninterest expense (1) grew $1.3 million from increased seasonal salary and benefit costs and decreased deferred origination costs. $25,965 $27,267 (1) Non - GAAP measure, excludes merger related charges, branch closure expenses, and other adjustments (See Appendix for reconciliation to GAA P)

First Quarter 2016 22 Agenda • About Seacoast • Earnings Highlights • Balance Sheet Trends • Income Statement Highlights • Earnings Goal – 2016 • Florida Economic Updates • Appendix

First Quarter 2016 Outlook for 2016: Maintain Pace of Change • Continue organic growth investments in digital transformation and customer marketing initiatives • Complete prudent, accretive acquisitions that strengthen our franchise and leverage our capabilities • Achieve 2016 adjusted earnings target of $1.00 per share and maintain earnings growth trajectory • Adhere to strong standards of credit quality and maintain our strong balance sheet • Build on strengths as an authentic Florida brand, offering community bank service and “big bank” convenience 23

First Quarter 2016 24 Agenda • About Seacoast • Earnings Highlights • Balance Sheet Trends • Income Statement Highlights • Earnings Goal – 2016 • Florida Economic Updates • Appendix

First Quarter 2016 Agenda Florida, The Nation’s Third Largest State, Continues To Grow Rapidly Population growth is a fundamental driver of the state economy 25 • Surpassed New York to become the third largest state in 2014 • One of only three states with a population over 20 million (Texas, California) • Florida added more residents than California in 2015 – over 300k per year • Among the top 10 fastest growing states • Diversified economy - growth in education, health services, leisure & hospitality, trade , transportation, utilities , construction and manufacturing . Source: http ://www.heraldtribune.com/article/20160114/ARTICLE/160119779?p=1&tc=pg Southwest Florida Pop: 1,570,228 Pop Growth : 9.6 % Treasure Coast/ Palm Beach Co. Pop: 1,956,515 Growth : 7.3 % I - 4 Corridor Pop: 7,128,386 Growth: 8.5% Florida Population Growth, 2015 – 2020* * US Census Data

First Quarter 2016 26 Florida’s Unemployment Rate

First Quarter 2016 27 Agenda • About Seacoast • Earnings Highlights • Balance Sheet Trends • Income Statement Highlights • Earnings Goal – 2016 • Florida Economic Updates • Appendix

First Quarter 2016 Explanation of Certain Unaudited Non - GAAP Financial M easures This presentation contains financial information determined by methods other than Generally Accepted Accounting Principles (“GAAP”) . The financial highlights provide reconciliations between GAAP net income and adjusted net income, GAAP income and adjusted pretax, preprovision income . Management uses these non - GAAP financial measures in its analysis of the Company’s performance and believes these presentations provide useful supplemental information, and a clearer understanding of the Company’s performance . The Company believes the non - GAAP measures enhance investors’ understanding of the Company’s business and performance . These measures are also useful in understanding performance trends and facilitate comparisons with the performance of other financial institutions . The limitations associated with operating measures are the risk that persons might disagree as to the appropriateness of items comprising these measures and that different companies might calculate these measures differently . The Company provides reconciliations between GAAP and these non - GAAP measures . These disclosures should not be considered an alternative to GAAP . 28

Net Income - GAAP to Non-GAAP Reconciliation
(Q1 15 – Q1 16)

Presented below is net income excluding adjustments for merger related charges, branch closure charges, and other non core expenses. The Company believes that these results of operations are a more meaningful depiction of the underlying fundamentals of its business and overall performance.

(Dollars in thousands except per share data)	First Quarter 2016	Fourth Quarter 2015	Third Quarter 2015	Second Quarter 2015	First Quarter 2015
Net income (loss)	$3,186	$6,036	$4,441	$5,805	$5,859
Severance	306	187	98	29	12
Merger related charges	5,307	1,043	2,692	337	275
Bargain purchase gain	0	(416)	0	0	0
Branch closure charges and costs related to expense initiatives	691	0	0	0	0
Other			121		
Security (gains)	(89)	(1)	(160)	0	0
Miscellaneous losses	0	48	112	0	0
Net loss on OREO and repossessed assets	(51)	(157)	262	53	81
Asset dispositions expense	90	79	77	173	143
Boli Income	(464)	0	0	0	0
Effective tax rate on adjustments	(2,194)	(299)	(1,210)	(225)	(193)
Adjusted Net Income (1)	6,782	6,520	6,433	6,172	6,177
Provision for loan losses	199	369	987	855	433
Income taxes	4,139	4,024	3,908	3,788	3,732
Adjusted pretax, pre-provision income (1)	$11,120	$10,913	$11,328	$10,815	$10,342
Adjusted earnings per diluted share (1)	$0.19	$0.19	$0.19	$0.19	$0.19
Average shares outstanding (000)	35,453	34,395	34,194	33,234	33,136

(1) Non-GAAP measure, excludes merger related charges, branch closure expenses, and other adjustments (See Appendix for reconciliation to GAAP)

SeacoastBank | First Quarter 2016 29

Net Income - GAAP to Non-GAAP Reconciliation
(Q1 15 – Q1 16)

Presented below is net income excluding adjustments for merger related charges, branch closure charges, and other non core expenses. The Company believes that these results of operations are a more meaningful depiction of the underlying fundamentals of its business and overall performance.

(Dollars in thousands)	First Quarter 2016	Fourth Quarter 2015	Third Quarter 2015	Second Quarter 2015	First Quarter 2015
Noninterest Expense:					
Salaries and wages	$ 12,137	$ 10,948	$ 10,806	$ 9,273	$ 8,777
Employee benefits	2,389	2,178	2,430	2,541	2,415
Outsourced data processing costs	2,488	2,457	2,279	2,235	2,184
Telephone / data lines	529	412	446	443	496
Occupancy expense	2,251	2,314	2,275	2,010	2,023
Furniture and equipment expense	966	952	883	819	732
Marketing expense	997	1,128	1,063	1,225	975
Legal and professional fees	1,583	1,568	1,651	1,255	1,388
FDIC assessments	544	551	552	520	589
Amortization of intangibles	446	397	397	315	315
Other	2,937	3,064	2,982	3,061	2,781
Total Core Operating Expense	27,267	25,969	25,763	23,697	22,675
Severance and organizational changes	306	187	98	29	12
Legal and professional fees for acquisition and expense ini	5,307	1,043	2,692	337	275
Branch Closure	691	0	121	0	0
Miscellaneous losses	0	48	112	0	0
Net loss on OREO and repossessed assets	(51)	(157)	262	53	81
Asset disposition expense	90	79	77	173	143
Total	$ 33,610	$ 27,169	$ 29,126	$ 24,288	$ 23,186

(1) Non-GAAP measure, excludes merger related charges, branch closure expenses, and other adjustments (See Appendix for reconciliation to GAAP)

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